INDEX

TO BY-LAWS OF

S&T BANCORP, INC.

ARTICLE I - MEETINGS OF SHAREHOLDERS

Section 101. Place of Meetings

Section 102. Annual Meetings

Section 103. Special Meetings

Section 104. Conduct of Shareholders' Meetings

ARTICLE II - DIRECTORS AND BOARD MEETINGS

Section 201. Management by Board of Directors

Section 202. Nomination for Directors

Section 203. Directors Must be Shareholders

Section 204. Eligibility and Mandatory Retirement

Section 205. Number of Directors

Section 206. Classification of Directors

Section 207. Vacancies

Section 208. Resignations

Section 209. Compensation of Directors

Section 210. Regular Meetings

Section 211. Special Meetings

Section 212. Chairman of the Board

Section 213. Vice Chairman of the Board

Section 214. Reports and Records

ARTICLE III - COMMITTEES

Section 301. Committees

Section 302. Executive Committee

Section 303. Audit Committee

Section 304. Appointment of Committee Members

Section 305. Organization and Proceedings

ARTICLE IV - OFFICERS

Section 401. Officers

Section 402. President

Section 403. Vice Presidents

Section 404. Secretary

Section 405. Treasurer

Section 406. Assistant Officers

Section 407. General Powers

Index to S&T Bancorp, Inc. By-Laws (continued)

ARTICLE V - INDEMNIFICATION

Section 501. Indemnification

ARTICLE VI - SHARES OF CAPITAL STOCK

Section 601. Authority to Sign Share Certificates

Section 602. Lost or Destroyed Certificates

ARTICLE VII - GENERAL

Section 701. Fiscal Year

Section 702. Record Date

Section 703. Absentee Participation in Meetings

Section 704. Emergency By-Laws

Section 705. Severability

ARTICLE VIII - AMENDMENT OR REPEAL

Section 801. Amendment or Repeal by the Board of Directors

ARTICLE IX - PENNSYLVANIA BUSINESS CORPORATION LAW AMENDMENT

Section 901. Applicability of Certain Provisions of the

Pennsylvania Business Corporation Law

BYLAWS

OF

S&T BANCORP, INC.

These By-Laws are supplemental to the Pennsylvania Banking Code and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS.

Section 101. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

A written or printed notice of every such meeting shall be mailed, charges prepaid, at least ten days before the date of the meeting, (a) in the case of an individual, to his last known residence or place of business, (b) in the case of an unincorporated association, or a corporation organized under the laws of the Commonwealth of Pennsylvania, to its principal office, and (c) in the case of a corporation incorporated under the laws of some other state, to its registered office in Pennsylvania, or if there is no registered office in Pennsylvania, to its home office in the State of its incorporation or in any other State.

Section 102. Annual Meetings. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such day, at such hour, and at such place, consistent with applicable laws, as the Board shall from time to time designate or as may be designated at any notice from the Secretary calling the meeting. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President or by the shareholders entitled to cast at least one-fifth (1/5) of the vote which all shareholders are entitled to cast at the particular meeting. A written or printed notice for every special meeting, specifying the purpose and time and place thereof, shall be mailed by the Secretary to the shareholders of record, in the manner provided in Section I of this Article, at least ten (10) days before the date of such meeting.

Section 104. Conduct of Shareholders' Meeting. The Chairman of the Board, a Vice Chairman, the President, or such other appropriate officer, shall preside at all shareholders' meetings. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the Officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II. DIRECTORS AND BOARD MEETINGS.

Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulations, the Article of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

Section 202. Nomination for Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder or holders of any outstanding class of shares of the Corporation entitled to vote for the election of directors. Nominations for directors to be elected at an annual meeting of shareholders, other than those made by the board of Directors or authorized Committee thereof, must be submitted to the Secretary of the Corporation in writing not earlier than the close of business on the 120th day, nor later than the close of business on the 60th day, immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that are registered in the name of each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder and (f) such other information regarding the proposed nominee as would be required to be included in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (or any successor provision or statue), if proxies were solicited in connection with such proposed nominee's election. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the Presiding Officer of the meeting, and upon his or her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

Section 203. Directors Must be Shareholders. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

Section 204. Eligibility and Mandatory Retirement. Commencing with the annual meeting of the shareholders in 2003, no person shall be eligible to be newly elected or appointed as a Director after he/she shall have attained the age of seventy-five years on or prior to the date of his/her election. Any Director of this corporation who attains the age of seventy-five years shall be retired as of the next Annual Meeting following the attainment of age seventy-five without any action on his/her part. Upon retirement from the Board of Directors due to age, as described above, said Director may be appointed by the active Board as a Director Emeritus.

Section 205. Number of Directors. The Board of Directors shall consist of not less than twelve (12) nor more than twenty-five (25) persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors. Notwithstanding anything contained in these By-Laws or in the Certificate of Incorporation of the Corporation to the contrary, either (i) the affirmative vote of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors voting together as a single class, or (ii) the affirmative vote of a majority of the full Board of Directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 205.

Section 206. Classification of Directors. The Directors shall be divided into three (3) classes, as equal in number as possible, known as Class 1, Class 2, and Class 3. Each class shall consist of not more than nine (9) Directors. The Directors of each class shall be elected for a term of three (3) years and, after expiration of such terms, their successors shall thereafter be elected every three (3) years for three (3) year terms. Each Director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office has herein provided has otherwise expired, except in the event of his or her earlier death, resignation, removal or disqualification from office. Notwithstanding anything contained in these By-Laws or in the Certificate of Incorporation of the Corporation to the contrary, either (i) the affirmative vote of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the full Board of Directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 206.

Section 207. Vacancies. Any Director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of Director in which the vacancy existed unless the vacancy is due to an increase in number of Directors, in which case a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2, or Class 3 so as to maintain the three (3) classes of Directors as equal in number as possible. Notwithstanding anything contained in these By-Laws or in the Certificate of the Corporation to the contrary, either (i) the affirmative vote of at least sixth-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the full Board of Directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 207.

Section 208. Resignation. Any Director may resign at any time. Such resignations shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 209. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board.

Section 210. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place within the Commonwealth of Pennsylvania as a majority of the directors may from time to time designate, or as may be designated in the notice calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Subsequent regular meetings of the Board of Directors shall be held at a time and place designated by the Board of Directors. At least two day's notice of regular meetings shall be given.

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

Except as otherwise provided herein, a majority of those Directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

Section 211. Special Meetings. Special meetings of the Board of Directors may be called by the President or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Written or printed notice of the time and place of every special meeting, which need not specify the business to be transacted there at shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organizational Meeting following the election of Directors.

Section 212. Chairman of the Board. The Chairman of the Board, a Vice Chairman, the President, or such other appropriate officer, shall preside at all meetings of the Board of Directors.

Section 213. Vice Chairman of the Board. The Board of Directors may elect one (1) or more Vice Chairmen of the Board as the Board of Directors may from time to time deem advisable. The Vice Chairmen of the Board shall have such duties as are prescribed by the Board of Directors.

Section 214. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practical, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

ARTICLE III. COMMITTEES

Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive, Audit Committee.

Section 302. Executive Committee. The Executive Committee shall consist of the President and any three (3) or more Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman, President or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the Board.

Section 303. Audit Committee. The Audit Committee shall consist of at least three (3) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Committee shall supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to examine the affairs of the Corporation.

Section 304. Appointment of Committee Members. The President shall appoint, subject to the approval of the Board of Directors, the members of the Executive and Audit Committees, and the Chairman of such Committee, to serve for the ensuing year. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except Chairman and Vice Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 214 of these By-Laws.

ARTICLE IV. OFFICERS

Section 401. Officers. The Officers of the Corporation shall be a Chairman, one (1) or more Vice Chairmen, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary, and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Treasurer. The following Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: President, Executive Vice President, Senior Vice President, Administrative Vice President, Secretary, and Treasurer. The President may, subject to the change by the Board of Directors, appoint such Officers and Assistant Officers as he/she may deem advisable provided such Officers or Assistant Officers have a title not higher than Vice President, who shall hold office for such periods as the President shall determine. Any Officer may be removed at any time, with our without cause, and regardless of the term for which such Officers was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

Section 402. President. The President shall have general supervision of all the departments and business of the Corporation and shall prescribe the duties of the other Officers and Employees and see to the proper performance thereof. The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the President. The President shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his/her refusal to act, a Vice Chairman, the President or other appropriate officer shall preside at meetings of the Board. In general, the President shall perform all the duties and exercise all the powers and authorities incident to such officer or as prescribed by the Board of Directors.

Section 403. Vice President. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

Section 404. Secretary. The Secretary shall act under the supervision of the President or such other Officers as the President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of Board of Directors and all meetings of the shareholders and record all proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these By-Laws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, President, or such other Supervising Officer as the President may designate.

Section 405. Treasurer. The Treasurer shall act under the supervision of the President or such other Officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

Section 406. Assistant Officer. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

Section 407. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. INDEMNIFICATION

Section 501. Indemnification. (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, for profit or not-for-profit, or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, "Another Enterprise" or "Other Enterprise"), whether in either case the basis of such Proceeding is alleged action or inaction in an official capacity as a director, or officer of the Corporation, or as a director, trustee, officer, employee or agent of such Other Enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the Commonwealth of Pennsylvania as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The persons indemnified by paragraph (1) of this Section 501 are hereinafter referred to as "Indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an Indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section 501: (a) shall be a contract right; (b) shall not be affected adversely as to any Indemnitee by an amendment of these By-laws with respect to any action or inaction occurring prior to such amendment; and (c) shall include the right to be paid by the Corporation, the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"), provided, however, that, if and to the extent the laws of the Commonwealth of Pennsylvania require, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expense under this Section 501 or otherwise; it being understood that the Corporation shall not be entitled to refuse to make any Advancement of Expenses to an Indemnitee required by this Section 501 prior to a Final Adjudication that such Indemnitee is not entitled to be indemnified under this Section 501 or otherwise.

(2) If a claim under paragraph (1) of this Section 501 is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expenses of prosecuting such suit. In any suit brought by the Indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct for indemnification set forth in Section 501(1). In any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses only upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct for indemnification set forth in Section 501(1). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct for indemnification set forth in Section 501(1), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee is not entitled to indemnification or be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to have or retain such Advancement of Expenses, under this Section 501 or otherwise, shall be on the Corporation.

(3) The rights to indemnification and to the Advancement of Expenses conferred in this Section 501 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these By-Laws, an agreement or vote of stockholders or disinterested Directors or otherwise.

(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, trustee, employee or agent of the Corporation or Another Enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania.

(5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of Another Enterprise) or to a person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of Another Enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Section 501 in cases of the indemnification and Advancement of Expenses of directors and officers of the Corporation, or to any lesser extent (or greater, if permitted by law) determined by the Board of Directors.

ARTICLE VI. SHARES OF STOCK.

Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and Treasurer or one of the Assistant Treasurers. Certificates may be signed by a facsimile signature of the President and Treasurer or one of the Assistant Treasurers of the Corporation.

Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VII. GENERAL

Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Section 702. Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty (50) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Section 703. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communication equipment, by means of which all persons participating in the meeting can hear each other.

Section 704. Emergency By-Laws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

(a) A meeting of the Board of Directors or any of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

(c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 705. Severability. If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unenforceability shall not effect any other provision of these By-Laws and such other provisions shall continue in full force and effect.

ARTICLE VIII. AMENDMENT OR REPEAL.

Section 801. Amendment or Repeal by the Board of Directors. These By-Laws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly governed. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment is to be considered.

ARTICLE IX. APPLICABILITY OF CERTAIN PROVISIONS OF THE PENNSYLVANIA

BUSINESS CORPORATION LAW

Section 901. 1990 Anti-takeover Amendments. Subchapters G (relating to Control Share Acquisitions), H (relating to Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control), I (relating to Severance Compensation for Employees Terminated Following Certain Control-Share Acquisitions), and J (relating to the status of Labor Contracts following certain Business Combination Transactions) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") shall not be applicable to the Corporation.

Section 511(d), (e), and (f), and Sections 1721(e), (f) and (g) of the BCL shall not be applicable to the Corporation. The Corporation shall be governed by Sections 1721(c) and (d) of the BCL. In adopting this paragraph of this Section 901, while intending thereby to indicate the importance of all of the shareholders' interest the Board of Directors does not intend to limit its ability to oppose a tender offer, or limit its discretion when considering whether to oppose a tender offer, in accordance with Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to limit the factors and interests which it, committees of the Board, and individual directors may consider in considering the best interests of the Corporation, either as provided in Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to impose limits upon the ability of the Board, committees of the Board and individual directors in considering the best interests of the Corporation or the effects of any action, to consider and to balance and weigh such factors and interests to the extent they deem appropriate, either as provided in Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to limit the discretion of the Board, committees of the Board, or individual directors in exercising the powers vested in the Corporation, including, but not limited to, their ability to take the actions described in Section 8(B) of the Corporations Articles of Incorporation.